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Exhibit 23.1
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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-16219, 333-15765, 333-42043 and Form S-8 No. 33-92764
and 333-15763) of Storage Trust Realty of our reports indicated below with respect to the financial statements indicated below included in this Current Report of Storage Trust Realty on Form 8-K.

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                Financial Statements                               Date of Auditors' Report
                --------------------                               ------------------------
Historical Summary of Combined Gross Revenues and Direct
Operating Expenses for the year ended December 31,                    January 15, 1998
1997 of the Report Facilities which include Personal
Mini Storage, Sentry Mini Self Storage and Beach
Self Storage

Historical Summary of Combined Gross Revenues and
Direct Operating Expenses for the year ended                          January 20, 1998
December 31, 1997 of the Reported Facilities
which include A Storage Depot (Norcross, GA), A
Storage Depot (Forest Park, GA), A Storage Depot
(Decatur, GA), A Storage Depot (Maxwell Road,
Alpharetta, GA), A Storage Depot (Atlanta, GA),
A Storage Depot (Riverdale, GA), A Storage Depot
(Kennesaw, GA), A Storage Depot (Main Street,
Alpharetta, GA), and A Storage Depot
(Lawrenceville, GA)

Historical Summary of Gross Revenues and Direct
Operating Expenses for the year ended December                        February 6, 1998
31, 1997 of the Reported Facility - Daniels Self
Storage
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Chicago, Illinois
April 29, 1998